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                   STRATFORD ACQUISITION CORP.



                              September 23, 1996


United States Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D. C.
U.S.A.   20549

Dear Sirs:

                              RE: Stratford Acquisition Corp.
                                  10K Filing as at May 31, 1996

          This letter will serve to confirm that I have not signed off on the above-mentioned 10K.

          While I am the Treasurer of Stratford Acquisition Corp., factually I am excluded from the policy-making function of the Corporation, which is the purview of the members of the Board of Directors of Stratford. Accordingly, I have insufficient knowledge of many of the facts deposed to in the 10K filing.

          By no means should this letter be construed as an indication of a dispute or disagreement within management.

                              Yours very truly

                              STRATFORD ACQUISITION CORP.

                              /s/ Barbara J. Robinson, Treasurer

BJR/hs

5420 North Service Rd., 5th Floor, Burlington, Ont., L7L-6C7
Canada, Tel: (905) 319-6411 Fax: (905) 319-6414